    As filed with the Securities and Exchange Commission on March 31, 2000
                                                    Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               ----------------
                          BentleyCapitalCorp.com Inc.
             (Exact name of small business issuer in its charter)

           Washington                          5499                        91-2022700
 (State or other jurisdiction of        (primary standard               (I.R.S. Employer
 incorporation or organization)          industrial code)            Identification Number)

                        1177 West Hastings, Suite 2110
                  Vancouver, British Columbia V6E 2K3, CANADA
                                (604) 687-2199
         (Address and telephone number of principal executive offices)

                               ----------------

             Agent for Service:                               With a Copy to:
          Michael Kirsh, President                           James L. Vandeberg
         BentleyCapitalCorp.com Inc.                     Ogden Murphy Wallace, PLLC
       1177 West Hastings, Suite 2110                  1601 Fifth Avenue, Suite 2100
 Vancouver, British Columbia V6E 2K3, CANADA             Seattle, Washington 98101
               (604) 687-2199                                  (206) 447-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
                                                     Proposed       Proposed
                                       Amount        maximum        maximum       Amount of
     Title of each class of            to be      offering price   aggregate     registration
   securities to be registered       registered      per unit    offering price      fee
---------------------------------------------------------------------------------------------
Class A Common Stock............      500,000          $.01        $5,000.00        $1.32
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (Section
230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.
-------------------------------------------------------------------------------
  The registration hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE            +
+INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT +
+SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE         +
+SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN + +OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE +
+SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION--[enter date, 2000]

PROSPECTUS

                                         , 2000

                          BentleyCapitalCorp.com Inc.

                         1177 West Hastings, Suite 2110
                  Vancouver, British Columbia V6E 2K3, CANADA
                                 (604) 687-2199

                         500,000 Shares of Common Stock
                   to be sold by BentleyCapitalCorp.com Inc.

  This is the initial public offering of common stock of BentleyCapitalCorp.com Inc., and no public market currently exists for shares of BentleyCapitalCorp.com's common stock. The price for the stock will be fixed. BentleyCapitalCorp.com has no revenues to date and there may not be a market for the products it plans to sell.

  This is not an underwritten offering, and BentleyCapitalCorp.com's stock is not listed on any national securities exchange or the NASDAQ Stock Market. BentleyCapitalCorp.com intends to apply to have its shares traded on the OTC bulletin board under the symbol:

                                     "BCCC"

                                  -----------

                THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                   SEE "RISK FACTORS" BEGINNING ON PAGE    .

                                  -----------

  Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

  You should rely only on the information contained in this document. BentleyCapitalCorp.com has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                               PART I--PROSPECTUS

PROSPECTUS SUMMARY........................................................   1
RISK FACTORS..............................................................   2
  BentleyCapitalCorp.com Is In Its Earliest Stages of Development and May
   Never Become Profitable................................................   2
  Conflicts of Interest May Arise Between Companies Owned by the Sole
   Shareholder............................................................   2
  BentleyCapitalCorp.com May Lose Its Vitamineralherb License if
   Vitamineralherb.com Defaults Under Its Agreementwith Its Supplier......   2
  Dependence on Use of the Internet for Commerce..........................   3
  Dependence on the Internet and Computer Technology......................   3
  Dependence on Telecommunications Carrier and Other Suppliers............   3
  Government Regulation of the Internet Could Adversely Affect
   BentleyCapitalCorp.com's Profitability.................................   4
  Government Regulation of Products Could Adversely Affect Viability of
   Dietary Supplements....................................................   4
  Heavy Dependence on One Individual Who Will Not Devote His Full time and
   Attention to BentleyCapitalCorp.com's Affairs Could Result in Delays or
   Business Failure.......................................................   5
  Heavy Dependence on One Individual Who Has No Experience in the Retail
   Vitamin Line of Business...............................................   5
  Product Liability.......................................................   5
  Effect of Unfavorable Publicity.........................................   6
  Ability to Manage Growth................................................   6
  Absence of Conclusive Clinical Studies..................................   6
  Competition.............................................................   6
  No Assurance of Future Industry Growth..................................   7
  Potential Business Combinations Dilute Stockholder Value................   7
  Potential Business Combinations Could Be Difficult to Integrate and
   Disrupt Business.......................................................   7
  BentleyCapitalCorp.com May Enter in to New Line of Business Which
   Investors Could Not Evaluate...........................................   7
  BentleyCapitalCorp.com Has No Operating History and Financial Results
   Are Uncertain..........................................................   8
  BentleyCapitalCorp.com May Need Additional Financing Which May Not Be
   Available or Which May Dilute the Ownership Interests of Investors.....   8
  BentleyCapitalCorp.com's Common Stock Has No Prior Market, and Prices
   May Decline After the Offering.........................................   9
  Investors May Face Significant Restrictions on the Resale of
   BentleyCapitalCorp.com Stock Due to State Blue Sky Laws................   9
  Investors May Face Significant Restrictions on the Resale Of
   BentleyCapitalCorp.com Stock Due to Federal Penny Stock Regulations....   9
USE OF PROCEEDS...........................................................  10
DETERMINATION OF OFFERING PRICE...........................................  10
DILUTION..................................................................
SELLING SECURITY HOLDERS..................................................  10
PLAN OF DISTRIBUTION......................................................  11
LEGAL PROCEEDINGS.........................................................  11
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..............  11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............  12
DESCRIPTION OF SECURITIES.................................................  12
INTEREST OF NAMED EXPERTS AND COUNSEL.....................................  12
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
 LIABILITIES..............................................................  13

                                                                           Page
                                                                           ----
DESCRIPTION OF BUSINESS..................................................    13
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION................    20
DESCRIPTION OF PROPERTY..................................................    21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................    21
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.................    21
EXECUTIVE COMPENSATION...................................................    22
FINANCIAL STATEMENTS.....................................................   F-1
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
 DISCLOSURE..............................................................   F-7


                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS................................  II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION..............................  II-1
RECENT SALES OF UNREGISTERED SECURITIES..................................  II-1
EXHIBITS.................................................................  II-2
UNDERTAKINGS.............................................................  II-2

                               PART I--PROSPECTUS

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by and should be read in conjunction with the more detailed information and the Financial Statements and notes thereto appearing elsewhere in this Prospectus.

BentleyCapitalCorp.com

  BentleyCapitalCorp.com Inc. is a corporation formed under the laws of the State of Washington, whose principal executive offices are located in Vancouver, British Columbia, Canada.

  The primary objective of the business is designed to market high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients.

  In a License Agreement with Vitamineralherb.com, filed herewith as Exhibit 10.1, BentleyCapitalCorp.com acquired the exclusive right to distribute Vitamineralherb.com products to health and fitness professionals for sale to their customers in Ontario via the Internet. BentleyCapitalCorp.com's goal in becoming a Vitamineralherb.com licensee is to eliminate the need to develop products, store inventory, build and maintain a web-site, establish banking liaisons, and develop a fulfillment system, thereby enabling BentleyCapitalCorp.com to focus strictly on marketing and sales. All sales are conducted over the Internet through Vitamineralherb.com's website. Health and fitness professionals may order a variety of products, and may have the products custom-labeled. Products are shipped directly to the client. BentleyCapitalCorp.com and Vitamineralherb.com share the profit on product sales.

Background on the Manufacturer and Distributor

  On June 9, 1999, Vitamineralherb.com entered into a manufacturing agreement with International Formulation and Manufacturing Inc., a nutraceuticals manufacturing firm, located in San Diego, California, USA. International Formulation and Manufacturing Inc. is a contract manufacturer of vitamin, mineral, nutritional supplement, and alternative health products for various marketing organizations. In addition to a line of standard products, International Formulation and Manufacturing Inc. is able to manufacture custom blended products for customers, and to supply privately labeled products for BentleyCapitalCorp.com's customers at a minimal added cost.

Market Opportunity

  The vitamins, supplements and minerals market is projected to grow as the "baby boomer" population becomes increasingly concerned with aging and disease, preventative health care and natural products. According to Jupiter Communications, online sales of such products are expected to be US $434 million in the year 2003, up from $1 million in 1998. For additional information, see "Business--Industry Background."

Name, Address, and Telephone Number of Registrant

  BentleyCapitalCorp.com Inc.
  1177 West Hastings, Suite 2110
  Vancouver, British Columbia V6E 2K3, CANADA
  (604) 687-2199
  (604) 687-8360

The Offering

  BentleyCapitalCorp.com is offering up to 500,000 shares of its common stock at $.01 per share. Ucellit.com is simultaneously applying to the OTC Bulletin Board along with filing with the SEC.

                                 RISK FACTORS

  You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of BentleyCapitalCorp.com. Investing in BentleyCapitalCorp.com's common stock involves a high degree of risk. Any of the following risks could adversely affect BentleyCapitalCorp.com's business, financial condition and results of operations and could result in a complete loss of your investment.

You Should Not Rely on Forward-Looking Statements Because They Are Inherently Uncertain

  You should not rely on forward-looking statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on forward-looking statements, which apply only as of the date of this prospectus. BentleyCapitalCorp.com's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by BentleyCapitalCorp.com described in "Risk Factors" and elsewhere in this prospectus.

Risks Related to BentleyCapitalCorp.com's Business

  BentleyCapitalCorp.com's success is dependent on a number of factors that should be considered by prospective investors. BentleyCapitalCorp.com has only recently acquired its principal asset. It is a new company and has no history of earnings or profit and there is no assurance that it will operate profitably in the future. As such, there is no assurance that BentleyCapitalCorp.com will provide a return on investment in the future.

 BentleyCapitalCorp.com Is in Its Earliest Stages of Development and May Never Become Profitable

  BentleyCapitalCorp.com is in the extreme early stages of development and could fail before implementing its business plan. It must be regarded as a "start up" venture that will incur net losses for the foreseeable future. BentleyCapitalCorp.com has no operating history or revenues from operations, and it faces unforeseen costs, expenses, problems and difficulties that could easily prevent it from ever becoming profitable. BentleyCapitalCorp.com's success is dependent on a number of factors that should be considered by prospective investors. BentleyCapitalCorp.com has only recently acquired its principal asset. It is a relatively young company and has no history of earnings or profit and there is no assurance that it will operate profitably in the future. As such, there is no assurance that BentleyCapitalCorp.com will provide a return on investment in the future.

 Conflicts of Interest May Arise Between Companies Owned by the Sole
 Shareholder

  Michael Kirsh, the sole shareholder, officer and director of BentleyCapitalCorp.com, is also the sole shareholder, officer and director of Ucellit.com, a company with a Vitamineralherb.com license for the territory of Ontario, Canada. The license for Ontario territory may prove more lucrative than BentleyCapitalCorp.com's British Columbia territory, and it is possible that Mr. Kirsh could devote more time and resources to the company that is more likely to succeed.

 BentleyCapitalCorp.com May Lose Its Vitamineralherb License if
 Vitamineralherb.com Defaults Under Its Agreement with Its Supplier

  Vitamineralherb.com granted the distribution license to BentleyCapitalCorp.com based on Vitamineralherb.com's Manufacturing Agreement with International Formulation and Manufacturing Inc. If Vitamineralherb.com defaults under its agreement with International Formulation and Manufacturing Inc., it could lose access to its manufacturing source, and the rights Vitamineralherb.com has granted BentleyCapitalCorp.com would become meaningless. Similarly, any dispute between International Formulation and Manufacturing Inc. and Vitamineralherb.com (or their successors) could impair BentleyCapitalCorp.com's ability to fully exploit its license rights. Any termination or impairment of BentleyCapitalCorp.com's license rights due to circumstances under the control of International Formulation and Manufacturing Inc., Vitamineralherb.com or others with an interest in the products could prevent BentleyCapitalCorp.com from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock.

 Dependence on Use of the Internet for Commerce

  If use of the Internet and growth of the market for online vitamins, supplements, minerals and other similar products do not continue, BentleyCapitalCorp.com may not achieve the critical mass of customers necessary for sustaining revenues and achieving profitable operations. BentleyCapitalCorp.com's future revenues and profits, if any, substantially depend upon the widespread acceptance and use of the Internet as an effective medium of business by target consumers. Rapid growth in the use of and interest in the Internet has occurred only recently. As a result, acceptance and use may not continue to develop at historical rates, and a sufficiently broad base of consumers may not use the Internet and other online services as a medium of commerce. Further, the online market for such products is in its infancy, and is significantly less developed than the online market for books, auctions, music, software and numerous other consumer products. Even if use of the Internet and electronic commerce continues to increase, the rate of growth, if any, of the online vitamins, supplements, minerals and other similar products market could be significantly less than the online market for other products. BentleyCapitalCorp.com's rate of revenue growth and prospects for profitability could therefore be significantly less than that of other online merchants.

 Dependence on the Internet and Computer Technology

  The market for Internet access is characterized by rapidly changing technology, evolving industry standards, changes in users' needs and frequent new service introductions. BentleyCapitalCorp.com's future success will depend, in part, on Vitamineralherb.com's use of leading technologies to provide seamless access to and services through its Website. There can be no assurance that Vitamineralherb.com will be successful in using new technologies effectively, developing new services or enhancing existing services on a timely basis.

  BentleyCapitalCorp.com's success also depends on continued use and expansion of the Internet. The Internet infrastructure may not be able to support the demands placed on it by continued growth. The growth in volume of Internet traffic may create instabilities in its structure such as shortages in Internet addresses and overworked search engines. Such instabilities may have an adverse affect on BentleyCapitalCorp.com's operations and business if they are not addressed. The Internet could also lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity, security, reliability, cost, ease of use, accessibility, and quality of service. Vitamineralherb.com's network infrastructure may be vulnerable to computer viruses, hacking or similar disruptive problems caused by users, other connected Internet sites, the interconnecting networks and the various telephone networks. Computer viruses or problems caused by third parties could lead to interruptions, delays or cessation in service to BentleyCapitalCorp.com.

  The Internet may not be accepted as a viable long-term commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. BentleyCapitalCorp.com's success will depend, in large part, upon third parties maintaining the Internet infrastructure to provide a reliable network backbone with the speed, data capacity, security and hardware necessary for reliable Internet access and services.

 Dependence on Telecommunications Carriers and Other Suppliers

  BentleyCapitalCorp.com will rely on Vitamineralherb.com's providers such as the local telephone companies and other companies to provide data-communications via local telecommunications lines and leased long-distance lines. The means of ordering and paying for products may be disrupted or eliminated if Vitamineralherb.com experiences disruptions or capacity constraints in its telecommunications services. There may be no means of replacing these services on a timely basis or at all.

  In addition, the inability or unwillingness of any third-party to provide point of presence access to BentleyCapitalCorp.com or its inability to secure alternative point of presence arrangements could significantly limit its ability to service its existing customers and could limit its ability to expand to new markets, which could, in turn, have a material adverse effect on its business, financial condition and results of operations.

 Government Regulation of the Internet Could Adversely Affect
 BentleyCapitalCorp.com's Profitability

  Existing or future legislation could limit growth in use of the Internet, which would curtail BentleyCapitalCorp.com's revenue growth. Statutes and regulations directly applicable to Internet communications, commerce and advertising are becoming more prevalent. The law remains largely unsettled, however, even in areas where there has been legislative action. It may take years to determine whether and how existing laws governing intellectual property, privacy, libel and taxation apply to the Internet, electronic commerce and online advertising. In addition, the growth and development of electronic commerce may prompt calls for more stringent consumer protection laws, in the United States, Canada and abroad. It is possible that Canadian, U.S., or other local or foreign jurisdictions may seek to impose sales tax collection obligations on BentleyCapitalCorp.com. If one or more states or any foreign country successfully asserts that BentleyCapitalCorp.com should collect sales or other taxes on the sale of its products, it could also prevent BentleyCapitalCorp.com's business from growing or expose it to unanticipated liabilities.

  Any new regulation or taxation of Internet commerce could damage BentleyCapitalCorp.com's business, affect the profitability and perhaps the viability of its business plan, and cause the price of its common stock to decline. Such regulation or taxation could prove to be burdensome, and impose significant additional costs on BentleyCapitalCorp.com's business or subject it to additional liabilities. As Internet commerce continues to evolve, increasing regulation by federal, state, or foreign agencies becomes more likely. Such regulation is likely in the areas of user privacy, pricing, content, and quality of products and services. Taxation of Internet use, or other charges imposed by government agencies or by private organizations for accessing the Internet, may also be imposed. Laws and regulations applying to the solicitation, collection, or processing of personal or consumer information could limit BentleyCapitalCorp.com's activities. In addition, any regulation imposing fees for Internet use could result in a decline in the use of the Internet and the viability of Internet commerce, which could have a material adverse effect on BentleyCapitalCorp.com's business, results of operations, and financial condition.

 Government Regulation of Products Could Adversely Affect Viability of Dietary Supplements

  In Canada, extensive federal government regulations may restrict the way BentleyCapitalCorp.com sells its products, resulting in restrictions on the products and content BentleyCapitalCorp.com offers its customers and significant additional expenses. The manufacture, packaging, labeling, advertising, promotion, distribution and sale of BentleyCapitalCorp.com's products are subject to regulation by numerous Canadian governmental agencies, the most active of which is Health Canada, which regulates BentleyCapitalCorp.com's products under the Food and Drugs Act and associated regulations.

  Canadian laws, regulations and enforcement policies governing BentleyCapitalCorp.com's dietary supplement products are relatively new and still evolving and BentleyCapitalCorp.com cannot predict what enforcement positions Health Canada or Industry Canada may take with respect to BentleyCapitalCorp.com's selling methods. Health Canada has established a new Office of National Health Products (ONHP) which will evaluate health products for assurance of safety while enhancing consumer access and choice to a full range of natural health products. ONHP will be a new regulatory authority reporting to the Assistant Deputy Minister, Health Protections Branch. Until the new regulatory framework has been established under the ONHP, natural health products will continue to be regulated either as foods or drugs.

  U.S. federal, state and local government regulations may also restrict BentleyCapitalCorp.com's products. The manufacture, packaging, labeling, advertising, promotion, distribution and sale of BentleyCapitalCorp.com's products are subject to regulation by numerous governmental agencies, the most active of which is the U.S. Food and Drug Administration, which regulates BentleyCapitalCorp.com's products under the Federal Food, Drug and

Cosmetic Act and regulations promulgated thereunder. BentleyCapitalCorp.com's products are also subject to regulation by, among other regulatory entities, the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection Agency. Advertising and other forms of promotion and methods of marketing of BentleyCapitalCorp.com's products are subject to regulation by the U.S. Federal Trade Commission, which regulates these activities under the Federal Trade Commission Act. The manufacture, labeling and advertising of BentleyCapitalCorp.com's products are also regulated by various state and local agencies as well as those of each foreign country to which it distributes its products.

  BentleyCapitalCorp.com cannot be certain that its attempts, or those of its suppliers, to comply with laws and regulations in this area are or will be deemed sufficient by the appropriate regulatory agencies. Enforcement actions by any of these regulatory agencies can result in civil and criminal penalties, an injunction to stop or modify certain selling methods, seizure of BentleyCapitalCorp.com's products, adverse publicity or voluntary recalls and labeling changes. If any governmental agency were to undertake an enforcement action against BentleyCapitalCorp.com, it could cause an immediate decrease in its revenues, cause it to incur significant additional expenses and result in a decrease in its stock price. BentleyCapitalCorp.com's efforts to comply with existing laws and regulations may be costly, may force it to change its selling strategy and may not be successful. BentleyCapitalCorp.com cannot promise that it will be able to comply with any existing or future laws, regulations, interpretations or applications without incurring significant costs or adjusting its business model. A more detailed discussion of the government regulations affecting BentleyCapitalCorp.com's business is included in this prospectus under the heading "Business--Regulatory Environment."

 Heavy Dependence on One Individual Who Will Not Devote His Full Time and Attention to BentleyCapitalCorp.com's Affairs Could Result in Delays or Business Failure

  Mr. Kirsh is serving as BentleyCapitalCorp.com's sole officer and director. Loss of Mr. Kirsh's services may hamper BentleyCapitalCorp.com's ability to implement its business plan, and could cause its stock to be worthless. BentleyCapitalCorp.com will be heavily dependent upon Mr. Kirsh's entrepreneurial skills and experience to implement its business plan and may, from time to time, find that his inability to devote full time and attention to its affairs will result in delay(s) in progress towards the implementation of its business plan or in a failure to implement its business plan. Moreover, BentleyCapitalCorp.com does not have an employment agreement with Mr. Kirsh and as a result, there is no assurance that he will continue to manage its affairs in the future. Nor has BentleyCapitalCorp.com obtained a key man life insurance policy on Mr. Kirsh. BentleyCapitalCorp.com could lose the services of Mr. Kirsh, or Mr. Kirsh could decide to join a competitor or otherwise compete directly or indirectly with BentleyCapitalCorp.com, which would have a significant adverse effect on its business and could cause the price of its stock to be worthless. The services of Mr. Kirsh would be difficult to replace. Because investors will not necessarily be able to evaluate the merits of BentleyCapitalCorp.com's business decisions, they should carefully and critically assess Mr. Kirsh's background. See "Directors and Executive Officers".

 Heavy Dependence on One Individual Who Has No Experience in the Retail Vitamin Line of Business

  Mr. Kirsh has no experience in marketing and retail sale of vitamins and other nutritional supplements, or the sale of products over the Internet. Mr. Kirsh is not a doctor, nutritionist, or health professional by trade. As a result, BentleyCapitalCorp.com will likely need to rely on others who understand the sale and marketing of nutritional supplements. Because of lack of experience in this line of business, BentleyCapitalCorp.com may overestimate the marketability of the Vitamineralherb.com products and may underestimate the costs and difficulties associated with selling and distributing of the products. Any such unanticipated costs or difficulties could prevent BentleyCapitalCorp.com from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock.

 Product Liability

  BentleyCapitalCorp.com, like other retailers, distributors and manufacturers of dietary supplements designed for human consumption, faces an inherent risk of exposure to product liability claims in the event that the use of its products results in injury. BentleyCapitalCorp.com may be subjected to various product liability claims, including, among others, that its products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. BentleyCapitalCorp.com relies on third party manufacturers for its products. BentleyCapitalCorp.com has no product liability insurance coverage. Although Vitamineralherb.com warrants the products and provides indemnification to BentleyCapitalCorp.com for losses, claims, and expenses arising from a breach of the product warranties, any such indemnification is limited by its terms and, as a practical matter, is limited to the creditworthiness of the indemnifying party. In the event that BentleyCapitalCorp.com does not have adequate indemnification, product liabilities relating to its products could have a material adverse effect on its business, financial condition and results of operations.

 Effect of Unfavorable Publicity

  BentleyCapitalCorp.com believes the dietary supplement market is affected by national media attention regarding the consumption of dietary supplements. Future scientific research or publicity may not be favorable to the dietary supplement industry or to any particular product, and may not be consistent with earlier favorable research or publicity. Because of BentleyCapitalCorp.com's dependence on consumers' perceptions, adverse publicity associated with illness or other adverse effects resulting from the consumption of its products or any similar products distributed by other companies and future reports of research that are perceived as less favorable or that question earlier research could have a material adverse effect on BentleyCapitalCorp.com's business, financial condition and results of operations. BentleyCapitalCorp.com is highly dependent upon consumers' perceptions of the safety and quality of its products as well as dietary supplements distributed by other companies. Thus, the mere publication of reports asserting that such products may be harmful or questioning their efficacy could have a material adverse effect on BentleyCapitalCorp.com's business, financial condition and results of operations, regardless of whether such reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

 Ability to Manage Growth

  BentleyCapitalCorp.com's ability to manage growth depends in part upon its ability to develop and expand operating, management, information and financial systems, and production capacity, which may significantly increase its future operating expenses. No assurance can be given that BentleyCapitalCorp.com's business will grow in the future or that it will be able to effectively manage such growth. BentleyCapitalCorp.com's inability to manage its growth successfully could have a material adverse effect on its business, financial condition and results of operations.

 Absence of Conclusive Clinical Studies

  Although many of the ingredients in BentleyCapitalCorp.com's products are vitamins, minerals, herbs and other substances for which there is a long history of human consumption, some of its products contain ingredients for which no such history exists. In addition, although BentleyCapitalCorp.com believes all of its products are safe when taken as directed on the product labeling, there is little long-term experience with human consumption of certain of these product ingredients in concentrated form. Accordingly, there can be no assurance that BentleyCapitalCorp.com's products, even when used as directed, will have the effects intended or will not have harmful side effects. Any such unintended effects may result in adverse publicity or product liability claims which could have a material adverse effect on BentleyCapitalCorp.com's business, financial condition and results of operations.

 Competition

  The electronic commerce industry is new, rapidly evolving and intensely competitive, and BentleyCapitalCorp.com expects competition to intensify in the future. If it fails to attract and retain a large customer base and its competitors establish a market position more prominent than BentleyCapitalCorp.com's, it could experience declines in its revenue and a loss of market share. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the vitamins, supplements, minerals and alternative health products market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention. BentleyCapitalCorp.com competes with a variety of other companies, including traditional vitamins, supplements, minerals and alternative health product retailers, the online retail initiatives of several such traditional retailers and other Vitamineralherb.com licensees. A more detailed discussion regarding the competition BentleyCapitalCorp.com faces is included in this prospectus under the heading "Business--Competition."

 No Assurance of Future Industry Growth

  There can be no assurance that the market is as large as reported in market data referred to in this prospectus or that such projected growth will occur or continue. Market data and projections such as those presented in this prospectus are inherently uncertain, subject to change and often dated. In addition, the underlying market conditions are subject to change based on economic conditions, consumer preferences and other factors that are beyond BentleyCapitalCorp.com's control. An adverse change in size or growth rate of the market for dietary supplements is likely to have a material adverse effect on BentleyCapitalCorp.com's business, financial condition and results of operations.

 Potential Business Combinations Dilute Stockholder Value

  Because BentleyCapitalCorp.com may not be successful in developing a viable market for the Vitamineralherb.com products, its management will spend a significant portion of the time it devotes to evaluating other business opportunities that may be available to BentleyCapitalCorp.com. In the event of a business combination, the ownership interests of holders of existing shares of BentleyCapitalCorp.com's stock will be diluted. Due to its limited financial resources, the only way BentleyCapitalCorp.com will be able to diversify its activities, should its business plan prove to be impractical, would be to enter into a business combination.

  Any asset acquisition or business combination would likely include the issuance of a significant amount of BentleyCapitalCorp.com's common stock, which would dilute the ownership interest of holders of existing shares, and may result in a majority of the voting power being transferred to new investors. Depending on the nature of the transaction, BentleyCapitalCorp.com's stockholders may not have an opportunity to vote on whether to approve it. For example, BentleyCapitalCorp.com's board of directors may decide to issue a significant amount of stock to effect a share exchange with another company. Such a transaction does not require shareholder approval, but BentleyCapitalCorp.com's officers and directors must exercise their powers in good faith and with a view to the interests of the corporation.

 Potential Business Combinations Could Be Difficult to Integrate and Disrupt Business

  Any acquisition of or business combination with another company could disrupt BentleyCapitalCorp.com's ongoing business, distract management and employees and increase its expenses. If BentleyCapitalCorp.com acquires a company, it could face difficulties in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for BentleyCapitalCorp.com. Acquisitions also involve the need for integration into existing administration, services, marketing, and support efforts. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions, could limit BentleyCapitalCorp.com's profitability and decrease the value of its stock. In addition, BentleyCapitalCorp.com's liquidity and capital resources may be diminished prior to or as a result of consummation of a business combination and its capital may be further depleted by the operating losses (if any) of the business entity which BentleyCapitalCorp.com may eventually acquire.

 BentleyCapitalCorp.com May Enter in to New Line of Business Which Investors Could Not Evaluate

  In the event of a business combination, acquisition, or change in shareholder control, BentleyCapitalCorp.com may enter in to a new line of business which an investor did not anticipate and in which that investor may not want to participate. BentleyCapitalCorp.com may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to its current business plan. Similarly, an asset acquisition or business combination would likely include the issuance of a significant amount of BentleyCapitalCorp.com's common stock, which may result in a majority of the voting power being transferred to new investors. New investors may replace BentleyCapitalCorp.com's management. New management may decide not to continue to implement BentleyCapitalCorp.com's current business plan, and may decide to enter into a business completely unrelated to the current business plan which an investor did not anticipate and in which that investor may not want to participate. In such case, an investor could lose its entire investment on a business decision it did not get to evaluate at the time of investing in BentleyCapitalCorp.com.

Financial Risks

 BentleyCapitalCorp.com Has No Operating History and Financial Results Are Uncertain

  BentleyCapitalCorp.com is a young company with no history of earnings or profit and there is no assurance that it will operate profitably in the future. BentleyCapitalCorp.com faces all the risks of a new business. As a result of BentleyCapitalCorp.com's limited operating history, it is difficult to accurately forecast its potential revenue, and there is no meaningful historical financial data upon which to base planned operating expenses. Its revenue and income potential is unproven and its business model is still emerging. As such, there is no assurance that BentleyCapitalCorp.com will provide a return on investment in the future. An investor in BentleyCapitalCorp.com's common stock must consider the challenges, risks and uncertainties frequently encountered by early-stage companies using new and unproven business models in new and rapidly evolving markets. These challenges include our ability to:

  .  execute on BentleyCapitalCorp.com's business model;

  .  create brand recognition;

  .  manage growth in BentleyCapitalCorp.com's operations;

  .  create a customer base cost-effectively;

  .  retain customers;

  .  access additional capital when required;

  .  attract and retain key personnel.

  BentleyCapitalCorp.com cannot be certain that its business model will be successful or that it will successfully address these and other challenges, risks and uncertainties. Consumers of vitamins, supplements, minerals and other similar products may not purchase products from our site, which would reduce our revenues and prevent us from becoming profitable.

 BentleyCapitalCorp.com May Need Additional Financing Which May Not Be Available, or Which May Dilute the Ownership Interests of Investors

  BentleyCapitalCorp.com's ultimate success will depend on its ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. BentleyCapitalCorp.com has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to BentleyCapitalCorp.com. If not available, BentleyCapitalCorp.com's operations would be severely limited, and it would be unable to implement its business plan.

Risks Related to the Securities Market

 BentleyCapitalCorp.com's Common Stock Has No Prior Market, and Prices May Decline After the Offering

  There is no public market for BentleyCapitalCorp.com's common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate its investment without considerable delay, if at all. The trading market price of BentleyCapitalCorp.com's common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for BentleyCapitalCorp.com's common stock may not develop or be sustained. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of BentleyCapitalCorp.com's securities. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in BentleyCapitalCorp.com's common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in BentleyCapitalCorp.com stock.

 Investors May Face Significant Restrictions on the Resale of
 BentleyCapitalCorp.com Stock Due to State Blue Sky Laws

  Because BentleyCapitalCorp.com's securities have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy BentleyCapitalCorp.com's securities. Each state has its own securities laws, often called "blue sky laws", which limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration, and govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state, or otherwise be exempt from registration. BentleyCapitalCorp.com does not know whether its stock will be registered under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for BentleyCapitalCorp.com's stock.

  Accordingly, investors should consider the secondary market for BentleyCapitalCorp.com's securities to be a limited one. Investors may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

 Investors May Face Significant Restrictions on the Resale of
 BentleyCapitalCorp.com Stock Due to Federal Penny Stock Regulations

  In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because BentleyCapitalCorp.com's securities may constitute "penny stock" within the meaning of the rules, the rules would apply to BentleyCapitalCorp.com and its securities. The rules may further affect the ability of owners of BentleyCapitalCorp.com's shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

  Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

  . control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

  . manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

  . "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

  . excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

  . the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

                                USE OF PROCEEDS

  The net proceeds to BentleyCapitalCorp.com from the sale of the 500,000 shares of common stock offered by BentleyCapitalCorp.com hereby at an assumed initial public offering price of $.01 per share are estimated to be $5,000. BentleyCapitalCorp.com expects to use the net proceeds for organizational purposes, to conduct a search for employees, and to determine the feasibility of selling Vitamineralherb.com products to specific markets.

  BentleyCapitalCorp.com continually evaluates other business opportunities that may be available to it, whether in the form of assets acquisitions or business combinations. BentleyCapitalCorp.com may use a portion of the proceeds for these purposes. BentleyCapitalCorp.com is not currently a party to any contracts, letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions.

  BentleyCapitalCorp.com has not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, BentleyCapitalCorp.com's management will have significant flexibility in applying the net proceeds of the offering.

                        DETERMINATION OF OFFERING PRICE

  BentleyCapitalCorp.com arbitrarily determined the price of the Units in this Offering. The offering price is not an indication of and is not based upon the actual value of BentleyCapitalCorp.com. It bears no relationship to the book value, assets or earnings of BentleyCapitalCorp.com or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                           SELLING SECURITY HOLDERS

  There are no selling security holders.

                             PLAN OF DISTRIBUTION

  BentleyCapitalCorp.com will sell a maximum of 500,000 shares of its common stock to the public on a "best efforts" basis. There can be no assurance that any of these shares will be sold. The gross proceeds to BentleyCapitalCorp.com will be $5,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by BentleyCapitalCorp.com, or any of its principals, to any person or firm in connection with solicitation of sales of the shares. No public market currently exists for shares of BentleyCapitalCorp.com's common stock. BentleyCapitalCorp.com intends to apply to have its shares traded on the OTC bulletin board under the symbol "BCCC".

                               LEGAL PROCEEDINGS

  BentleyCapitalCorp.com is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against BentleyCapitalCorp.com or its property contemplated by any governmental authority.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

  The following table sets forth the name, age and position of each director and executive officer of BentleyCapitalCorp.com:

     Name                          Age                 Position
     ----                          ---                 --------
     Michael Kirsh................  46 President, Secretary, Treasurer, Director

  In March, 2000, Mr. Kirsh was elected as the sole officer and director of BentleyCapitalCorp.com by the current shareholders, of whom he is majority stockholder. He will serve until the first annual meeting of BentleyCapitalCorp.com's shareholders and his successors are elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement.

  During the past five years, Mr. Kirsh has worked with a group of independent investors that acquires private companies and conducts reverse takeovers. In a reverse takeover, the shareholders of an acquired company generally end up owning all or most of the resulting combined company. Before forming his investment group, Mr. Kirsh had invested in both real estate and the stock market. From approximately 1986 to 1992 Mr. Kirsh developed two dental practices in Vancouver, British Columbia, Canada, which he sold in 1992 before forming his investment group.

  Mr. Kirsh is the sole shareholder, officer, and director of Ucellit.com Inc., a company with a Vitamineralherb.com license for the territory of Ontario, Canada. Ucellit.com also plans to register its securities pursuant to a Form SB-2 registration statement. Mr. Kirsh is also the sole shareholder, officer and director of Gentry Resources, Inc., and Growtex Inc., both of which filed with the Securities and Exchange Commission on March 10, 2000, Forms 10-SB pursuant to the Securities Exchange Act of 1934.

  Mr. Kirsh is also a director of Mezuma Mining, which is traded on the Alberta Stock Exchange. Mezuma Mining has currently raised approximately $250,000.00 Canadian and is looking for a company to acquire.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of March 28, 2000, BentleyCapitalCorp.com's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by BentleyCapitalCorp.com to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group. Each person has sole voting and investment power with respect to the shares shown.

                                                       Shares   Percentage of
     Name                                               Owned   Shares Owned
     ----                                             --------- -------------
     Michael Kirsh..................................  1,500,000      100%
      President, Secretary, Treasurer, and Director
       5076 Angus Drive
       Vancouver, BC Canada V6M 3M5
     All Executive Officers and Directors as a Group
      (1 Individual)................................  1,500,000      100%

                           DESCRIPTION OF SECURITIES

  The following description of BentleyCapitalCorp.com's capital stock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by BentleyCapitalCorp.com's articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Washington law.

  The authorized capital stock of BentleyCapitalCorp.com consists of 120,000,000 shares: 100,000,000 shares of Common Stock having a par value of $0.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.0001 per share. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of BentleyCapitalCorp.com's common stock.

  The holders of shares of common stock of BentleyCapitalCorp.com do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of BentleyCapitalCorp.com's directors.

  The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of BentleyCapitalCorp.com, holders are entitled to receive, ratably, the net assets of BentleyCapitalCorp.com available to shareholders after payment of all creditors.

  All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of BentleyCapitalCorp.com's common stock are issued, the relative interests of existing shareholders may be diluted.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

  Neither Elliott Tulk Pryce Anderson nor Ogden Murphy Wallace, PLLC was employed on a contingent basis in connection with the registration or offering of BentleyCapitalCorp.com's common stock.

                     DISCLOSURE OF COMMISSION POSITION ON
                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

  BentleyCapitalCorp.com's articles of incorporation, filed herewith as
Exhibit 3.1, provide that it will indemnify its officers and directors to the full extent permitted by Washington state law. BentleyCapitalCorp.com's bylaws, filed herewith as Exhibit 3.2, provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of BentleyCapitalCorp.com or is or was serving at the request of BentleyCapitalCorp.com as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of BentleyCapitalCorp.com pursuant to the forgoing provisions or otherwise, BentleyCapitalCorp.com has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                            DESCRIPTION OF BUSINESS

 General

  BentleyCapitalCorp.com was incorporated under the laws of the State of Washington on March 14, 2000, and is in its early developmental and promotional stages. To date, BentleyCapitalCorp.com's only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. BentleyCapitalCorp.com has not commenced commercial operations. BentleyCapitalCorp.com has no full time employees and owns no real estate. BentleyCapitalCorp.com's business plan is to determine the feasibility of selling Vitamineralherb.com products to specific markets. Should BentleyCapitalCorp.com determine that the plan is feasible, it intends to market high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients.

 Acquisition of The License

  On March 20, 2000, BentleyCapitalCorp.com's sole shareholder, Michael Kirsh, in return for 1,500,000 shares of BentleyCapitalCorp.com's common stock and a promissory note for $28,000, transferred to BentleyCapitalCorp.com his rights under that certain License Agreement with Vitamineralherb.com, filed herewith as Exhibit 10.1. The License Agreement grants an exclusive right to distribute Vitamineralherb.com products to health and fitness professionals in British Columbia via the Internet. Mr. Kirsh acquired the license under the terms of a settlement agreement by and between Mr. Kirsh, Gentry Resources, Inc., a company in which he is the sole shareholder, officer and director, and Mortenson & Associates, an affiliate of Vitamineralherb.com. Mortenson & Associates had granted Gentry Resources a license to distribute and produce an oxygen enriched water product, called "Biocatalyst," for remediation of sewage and waste water in septic tanks and waste water treatment facilities. Mortenson & Associates acquired its right to sublicense Biocatalyst to Gentry Resources from NW Technologies Inc. As a result of a legal dispute between Mortenson & Associates' principal and NW Technologies, Mortenson & Associates was unable to fulfill its obligations to Gentry Resources under the license. Under the terms of the settlement agreement, Vitamineralherb.com, an affiliate of Mortenson & Associates, granted to Kirsh the license to distribute Vitamineralherb.com products in part for his agreement not to pursue his individual claims against Mortenson & Associates.

 The License

  BentleyCapitalCorp.com has a three year license, filed herewith as Exhibit 10.1, to market and sell vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients. The license will be automatically renewed unless BentleyCapitalCorp.com or Vitamineralherb.com gives the other notice of its intent not to renew.

  As a licensee of Vitamineralherb.com, BentleyCapitalCorp.com eliminates the need to develop products, store inventory, build and maintain a website, establish banking liaisons, and develop a fulfillment system, thereby enabling BentleyCapitalCorp.com to focus strictly on marketing and sales. BentleyCapitalCorp.com plans to target health and fitness professionals in British Columbia who wish to offer health and fitness products to their customers.

  BentleyCapitalCorp.com (and its customers) will have access to all products offered on the Vitamineralherb website, as well as the ability to order custom-formulated and custom-labeled products. Vitamineralherb.com sets the price for products based on the manufacturer's price, plus a mark up which provides a 10% commission to Vitamineralherb.com and a profit for BentleyCapitalCorp.com. Three different labeling options are available to customers: First, products may be ordered with the manufacturer's standard label with no customization. Second, the fitness or health professional may customize the labels by adding its name, address, and phone number to the standard label. In most cases, these labels would be a standardized label with product information and a place on the label for the wording "Distributed by." This gives these health and fitness professionals a competitive edge. Third, labels may be completely customized for the health or fitness professional.

  When a fitness or health professional becomes a client, BentleyCapitalCorp.com's salesperson will show the client how to access the Vitamineralherb website. The client is assigned an identification number that identifies it by territory, salesperson, and business name, address, and other pertinent information. The health or fitness professional may then order the products it desires directly through the Vitamineralherb.com website, paying for the purchase with a credit card, electronic check ("e-check"), or debit card. All products are shipped by the manufacturer directly to the professional or its clients.

  The website is maintained by Vitamineralherb.com, and each licensee pays an annual website maintenance fee of $500. All financial transactions are handled by Vitamineralherb.com's Internet clearing bank. The Vitamineralherb webmaster downloads e-mail orders several times a day, checks with clearing bank for payment and then submits the product order and electronic payment to International Formulation and Manufacturing. Vitamineralherb.com then forwards the money due BentleyCapitalCorp.com via electronic funds transfer. Vitamineralherb's software tracks all sales through the customer's identification number, and at month end, e-mails to BentleyCapitalCorp.com and customer a detailed report including sales commissions. Vitamineralherb has indicated that it will use e-commerce advertising such as banner ads on major servers and websites, as well as trying to insure that all major search engines pick Vitamineralherb.com first. Sales originating from the website to customers located in British Columbia will automatically be assigned to BentleyCapitalCorp.com.

 Background on the Manufacturer and Distributor

  On June 9, 1999, Vitamineralherb.com entered into a manufacturing agreement with International Formulation and Manufacturing Inc. a nutraceuticals manufacturing firm, located in San Diego, California, USA. International Formulation and Manufacturing is a contract manufacturer of vitamin, mineral, nutritional supplement, and alternative health products for various marketing organizations; International Formulation and Manufacturing does no retail marketing. In addition to a line of standard products, International Formulation and Manufacturing is able to manufacture custom blended products for customers. International Formulation and Manufacturing also has the capability to supply privately labeled products for BentleyCapitalCorp.com's customers at a minimal added cost.

 Industry Background

  Growth of the Internet and electronic commerce. The Internet has become an increasingly significant medium for communication, information and commerce. According to NUA Internet Surveys, as of February 2000, there were approximately 275.5 million Internet users worldwide. At the IDC Internet Executive Forum held on September 28-29, 1999, IDC stated that in 1999 US $109 billion in purchases were impacted by the Internet. IDC's vice president, Sean Kaldor, indicated that figure is expected to increase more than ten-fold over the next five years to US $1.3 trillion in 2003, with $842 million completed directly over the Web. BentleyCapitalCorp.com believes that this dramatic growth presents significant opportunities for online retailers.

  The vitamin, supplement, mineral and alternative health product market. In recent years, a growing awareness of vitamins, herbs, and other dietary supplements by the general public has created a whole new segment in the field of medicine and health care products. According to Jupiter Communications, online sales of such products are expected to be US $434 million in the year 2003, up from $1 million in 1998. BentleyCapitalCorp.com believes that several factors are driving this growth, including a rapidly growing segment of the population that is concerned with aging and disease, a growing interest in preventative health care, favorable consumer attitudes toward alternative health products and a favorable regulatory statute, the Dietary Supplement Health and Education Act of 1994.

 Competition

  The electronic commerce industry is new, rapidly evolving and intensely competitive, and BentleyCapitalCorp.com expects competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the vitamin, supplement, mineral and alternative health product market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention.

  BentleyCapitalCorp.com's competitors can be divided into several groups including:

  . traditional vitamins, supplements, minerals and alternative health products retailers;

  . the online retail initiatives of several traditional vitamins, supplements, minerals and alternative health products retailers;

  . online retailers of pharmaceutical and other health-related products that also carry vitamins, supplements, minerals and alternative health products;

  . independent online retailers specializing in vitamins, supplements, minerals and alternative health products;

  . mail-order and catalog retailers of vitamins, supplements, minerals and alternative health products, some of which have already developed online retail outlets; and

  . direct sales organizations, retail drugstore chains, health food store merchants, mass market retail chains and various manufacturers of alternative health products.

  Many of BentleyCapitalCorp.com's potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than BentleyCapitalCorp.com has. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than BentleyCapitalCorp.com does. Increased competition may result in reduced operating margins and loss of market share.

  BentleyCapitalCorp.com believes that the principal competitive factors in its market are:

  .  ability to attract and retain customers;

  .  breadth of product selection;

  .  product pricing;

  .  ability to customize products and labeling;

  .  quality and responsiveness of customer service.

  BentleyCapitalCorp.com believes that it can compete favorably on these factors. However, BentleyCapitalCorp.com will have no control over how successful its competitors are in addressing these factors. In addition, with little difficulty, BentleyCapitalCorp.com's online competitors can duplicate many of the products or services offered on the Vitamineralherb.com site.

  BentleyCapitalCorp.com believes that traditional retailers of vitamins, supplements, minerals and other alternative health products face several challenges in succeeding:

  . Lack of convenience and personalized service. Traditional retailers have limited store hours and locations. Traditional retailers are also unable to provide consumers with product advice tailored to their particular situation.

  . Limited product assortment. The capital and real estate intensive nature of store-based retailers limit the product selection that can be economically offered in each store location.

  . Lack of Customer Loyalty. Although the larger traditional retailers often attract customers, many of these customers are only one-time users. People are often attractive to the name brands, but find the products too expensive. It is understood that these are quality products and have value, but the multilevel structure of marketing often employed by large retailers mandate high prices.

  As a result of the foregoing limitations, BentleyCapitalCorp.com believes there is significant unmet demand for an alternative shopping channel that can provide consumers of vitamins, supplements, minerals and other alternative health products with a broad array of products and a convenient and private shopping experience.

  BentleyCapitalCorp.com hopes to attract and retain consumers through the following key attributes of its business:

  . Broad Expandable Product Assortment. BentleyCapitalCorp.com's product selection is substantially larger than that offered by store-based retailers.

  . Low Product Prices. Product prices can be kept low due to volume purchases through BentleyCapitalCorp.com's affiliation with
     Vitamineralherb.com and other licensees. Product prices will also be lower due to BentleyCapitalCorp.com's lack of need of inventory and warehouse space. All products are shipped from International Formulation and Manufacturing's inventory.

  . Accessibility to Customized Products. At minimal cost, health and fitness practitioners may offer their customers customized products.

  . Access to Personalized Programs. Health or fitness professional can tailor vitamin and dietary supplement regimes to their clients.

 Regulatory Environment

  The manufacturing, processing, formulating, packaging, labeling and advertising of the products BentleyCapitalCorp.com sells in Canada are or may be subject to regulation by Health Canada which administers the Food and Drugs Act along with relevant regulation thereto. Regulated products include herbal remedies, natural health remedies, functional foods and nutraceuticals. Health Canada regulates the formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the-counter or homeopathic drugs. Under the Food and Drugs Act, a variety of enforcement actions are available to Health Canada against marketers of unapproved drugs or "adulterated" or "misbranded" products. The remedies available to Health Canada include: criminal prosecution; an injunction to stop the sale of a company's products; seizure of products; adverse publicity; and "voluntary" recalls and labeling changes.

  The Consumer Packaging and Labeling Act, as administered by Industry Canada, requires that certain information labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics. A product may be deemed an unapproved drug and "misbranded" if it bears improper claims or improper labeling.

  The manufacturing, processing, formulating, packaging, labeling and advertising of the products BentleyCapitalCorp.com sells may also be subject to regulation by one or more U.S. federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the United States Department of Agriculture and the Environmental Protection Agency. These activities also may be regulated by various agencies of the states, localities and foreign countries in which consumers reside.

  The Food and Drug Administration, in particular, regulates the formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the- counter or homeopathic drugs. Under the Federal Food, Drug, and Cosmetic Act, the Food and Drug Administration may undertake enforcement actions against companies marketing unapproved drugs, or "adulterated" or "misbranded" products. The remedies available to the Food and Drug Administration include: criminal prosecution; an injunction to stop the sale of a company's products; seizure of products; adverse publicity; and "voluntary" recalls and labeling changes.

  Food and Drug Administration regulations require that certain informational labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics. Specifically, the Food, Drug, and Cosmetic Act requires that food, including dietary supplements, drugs and cosmetics, not be "misbranded." A product may be deemed an unapproved drug and "misbranded" if it bears improper claims or improper labeling. The Food and Drug Administration has indicated that promotional statements made about dietary supplements on a company's website may constitute "labeling" for purposes of compliance with the provisions of the Food, Drug, and Cosmetic Act. A manufacturer or distributor of dietary supplements must notify the Food and Drug Administration when it markets a product with labeling claims that the product has an effect on the structure or function of the body. Noncompliance with the Food, Drug, and Cosmetic Act, and recently enacted amendments to that Act discussed below, could result in enforcement action by the Food and Drug Administration.

  The Food, Drug, and Cosmetic Act has been amended several times with respect to dietary supplements, most recently by the Nutrition Labeling and Education Act of 1990 and the Dietary Supplement Health and Education Act of 1994. The Dietary Supplement Health and Education Act created a new statutory framework governing the definition, regulation and labeling of dietary supplements. With respect to definition, the Dietary Supplement Health and Education Act created a new class of dietary supplements, consisting of vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, extracts or combinations of such dietary ingredients. Generally, under the Dietary Supplement Health and Education Act, dietary ingredients that were on the market before October 15, 1994 may be sold without Food and Drug Administration pre-approval and without notifying the Food and Drug Administration. In contrast, a new dietary ingredient, i.e., one not on the market before October 15, 1994, requires proof that it has been used as an article of food without being chemically altered or evidence of a history of use or other evidence of safety establishing that it is reasonably expected to be safe. Retailers, in addition to dietary supplement manufacturers, are responsible for ensuring that the products they market for sale comply with these regulations. Noncompliance could result in enforcement action by the Food and Drug Administration, an injunction prohibiting the sale of products deemed to be noncompliant, the seizure of such products and criminal prosecution.

  The Food and Drug Administration has indicated that claims or statements made on a company's website about dietary supplements may constitute "labeling" and thus be subject to regulation by the Food and Drug Administration. With respect to labeling, the Dietary Supplement Health and Education Act amends, for dietary supplements, the Nutrition Labeling and Education Act by providing that "statements of nutritional support," also referred to as "structure/function claims," may be used in dietary supplement labeling without Food and Drug Administration pre-approval, provided certain requirements are met. These statements may describe how particular dietary ingredients affect the structure or function of the body, or the mechanism of action by which a dietary ingredient may affect body structure or function, but may not state a drug claim, i.e., a claim that a dietary supplement will diagnose, mitigate, treat, cure or prevent a disease. A company making a "statement of nutritional support" must possess substantiating evidence for the statement, disclose on the label that the Food and Drug Administration has not reviewed the statement and that the product is not intended for use for a disease and notify the Food and Drug Administration of the statement within 30 days after its initial use. It is possible that the statements presented in connection with product descriptions on BentleyCapitalCorp.com's site may be determined by the Food and Drug Administration to be drug claims rather than acceptable statements of nutritional support. In addition, some of BentleyCapitalCorp.com's suppliers may incorporate objectionable statements directly in their product names or on their products' labels, or otherwise fail to comply with applicable manufacturing, labeling and registration requirements for over-the-counter or homeopathic drugs or dietary supplements. As a result, Vitamineralherb.com may have to remove objectionable statements or products from its site or modify these statements, or product names or labels, in order to comply with Food and Drug Administration regulations. Such changes could interfere with BentleyCapitalCorp.com's marketing of products and could cause us to incur significant additional expenses.

  In addition, the Dietary Supplement Health and Education Act allows the dissemination of "third party literature" in connection with the sale of dietary supplements to consumers at retail if the publication meets statutory requirements. Under the Dietary Supplement Health and Education Act, "third party literature" may be distributed if, among other things, it is not false or misleading, no particular manufacturer or brand of dietary supplement is promoted, a balanced view of available scientific information on the subject matter is presented and there is physical separation from dietary supplements in stores. The extent to which this provision may be used by online retailers is not yet clear, and BentleyCapitalCorp.com cannot assure you that all pieces of "third party literature" that may be disseminated in connection with the products BentleyCapitalCorp.com offers for sale will be determined to be lawful by the Food and Drug Administration. Any such failure could render the involved product an unapproved drug or a "misbranded" product, potentially subjecting us to enforcement action by the Food and Drug Administration, and could require the removal of the noncompliant literature from Vitamineralherb.com's website or the modification of BentleyCapitalCorp.com's selling methods, interfering with BentleyCapitalCorp.com's continued marketing of that product and causing us to incur significant additional expenses. Given the fact that the Dietary Supplement Health and Education Act was enacted only five years ago, the Food and Drug Administration's regulatory policy and enforcement positions on certain aspects of the new law are still evolving. Moreover, ongoing and future litigation between dietary supplement companies and the Food and Drug Administration will likely further refine the legal interpretations of the Dietary Supplement Health and Education Act. As a result, the regulatory status of certain types of dietary supplement products, as well as the nature and extent of permissible claims will remain unclear for the foreseeable future. Two areas in particular that pose potential regulatory risk are the limits on claims implying some benefit or relationship with a disease or related condition and the application of the physical separation requirement for "third party literature" as applied to Internet sales.

  In addition to the regulatory scheme under the Food, Drug and Cosmetic Act, the advertising and promotion of dietary supplements, foods, over-the-counter drugs and cosmetics is subject to scrutiny by the Federal Trade Commission. The Federal Trade Commission Act prohibits "unfair or deceptive" advertising or marketing practices, and the Federal Trade Commission has pursued numerous food and dietary supplement manufacturers and retailers for deceptive advertising or failure to substantiate promotional claims, including, in many instances, claims made via the Internet. The Federal Trade Commission has the power to seek administrative or judicial relief prohibiting a wide variety of claims, to enjoin future advertising, to seek redress or restitution payments and to seek a consent order and seek monetary penalties for the violation of a consent order. In general, existing laws and regulations apply fully to transactions and other activity on the Internet. The Federal Trade Commission is in the process of reviewing its policies regarding the applicability of its rules and its consumer protection guides to the Internet and other electronic media. The Federal Trade Commission has already undertaken a new monitoring and enforcement initiative, "Operation Cure-All," targeting allegedly bogus health claims for products and treatments offered for sale on the Internet. Many states impose their own labeling or safety requirements that differ from or add to existing federal requirements.

  BentleyCapitalCorp.com cannot predict the nature of any future Canadian or U.S. laws, regulations, interpretations or applications, nor can it determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. Although the regulation of dietary supplements is less restrictive than that of drugs and food additives, BentleyCapitalCorp.com cannot assure you that the current statutory scheme and regulations applicable to dietary supplements will remain less restrictive. Further, BentleyCapitalCorp.com cannot assure you that, under existing laws and regulations, or if more stringent statutes are enacted, regulations are promulgated or enforcement policies are adopted, it is or will be in compliance with these existing or new statutes, regulations or enforcement policies without incurring material expenses or adjusting its business strategy. Any laws, regulations, enforcement policies, interpretations or applications applicable to BentleyCapitalCorp.com's business could require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.

  Regulation of the Internet. In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet. Additionally, due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in BentleyCapitalCorp.com's sales.

  A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect BentleyCapitalCorp.com's opportunity to derive financial benefit from such activities.

 Employees

  BentleyCapitalCorp.com is a development stage company and currently has no employees. BentleyCapitalCorp.com is currently managed by Michael Kirsh, its sole officer and director. BentleyCapitalCorp.com looks to Mr. Kirsh for his entrepreneurial skills and talents. For a complete discussion of Mr. Kirsh's experience, please see "Directors and Executive Officers." Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. BentleyCapitalCorp.com may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in BentleyCapitalCorp.com, which would dilute the ownership interest of holders of existing shares of its common stock.

 Available Information and Reports to Securities Holders

  BentleyCapitalCorp.com has filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to BentleyCapitalCorp.com and its common stock, see the registration statement and the exhibits and schedules thereto. Any document BentleyCapitalCorp.com files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. BentleyCapitalCorp.com's filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

  Upon completion of this offering, BentleyCapitalCorp.com will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

  The following discussion and analysis of BentleyCapitalCorp.com's financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this Prospectus.

  This prospectus contains forward-looking statements, the accuracy of which involve risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential markets for Vitamineralherb products. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. BentleyCapitalCorp.com's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by BentleyCapitalCorp.com described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with BentleyCapitalCorp.com's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

 Results of Operations

  During the period from March 14, 2000 through March 31, 2000, BentleyCapitalCorp.com has engaged in no significant operations other than organizational activities, acquisition of the rights to market Vitamineralherb and preparation for registration of its securities under the Securities Act of 1933, as amended. No revenues were received by BentleyCapitalCorp.com during this period.

  For the current fiscal year, BentleyCapitalCorp.com anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. BentleyCapitalCorp.com anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

  BentleyCapitalCorp.com's business plan is to determine the feasibility of marketing the Vitamineralherb products in various markets, and, if the products prove to be in demand, begin marketing and selling Vitamineralherb products.

 Liquidity and Capital Resources

  BentleyCapitalCorp.com remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, BentleyCapitalCorp.com's balance sheet as of March 31, 2000, reflects total assets of $35,000, in the form of a license and capitalized organizational costs. Organizational expenses of $8,000 were paid for by the sole shareholder and expensed to operations.

  BentleyCapitalCorp.com expects to carry out its plan of business as discussed above. BentleyCapitalCorp.com has no immediate expenses, other than the $8,000 of organizational expenses incurred and paid by the sole shareholder on behalf of the company and $3,000 of additional expenses to be incurred. Mr. Kirsh will serve in his capacity as sole officer and director of BentleyCapitalCorp.com without compensation until a market is developed for the Vitamineralherb products.

  In addition, BentleyCapitalCorp.com may engage in a combination with another business. BentleyCapitalCorp.com cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which BentleyCapitalCorp.com may eventually combine. BentleyCapitalCorp.com has engaged in discussions concerning potential business combinations, but has not entered into any agreement for such a combination.

  BentleyCapitalCorp.com will need additional capital to carry out its business plan or to engage in a business combination. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to BentleyCapitalCorp.com or at all. BentleyCapitalCorp.com has no commitments for capital expenditures.

                            DESCRIPTION OF PROPERTY

  BentleyCapitalCorp.com currently maintains limited office space, occupied by Michael Kirsh, for which it pays no rent. Its address is 1177 West Hastings, Suite 2110, Vancouver, British Columbia V6E 2K3, Canada and its phone number is (604) 687-2199. BentleyCapitalCorp.com does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  No director, executive officer or nominee for election as a director of BentleyCapitalCorp.com, and no owner of five percent or more of BentleyCapitalCorp.com's outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

  No established public trading market exists for BentleyCapitalCorp.com's securities. BentleyCapitalCorp.com has no common equity subject to outstanding purchase options or warrants. BentleyCapitalCorp.com has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that BentleyCapitalCorp.com has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by BentleyCapitalCorp.com.

  As of March 31, 2000, there were 1,500,000 shares of common stock outstanding, held by 1 shareholder of record. Upon effectiveness of the registration statement that includes this prospectus, all of BentleyCapitalCorp.com's outstanding shares will be eligible for sale.

  To date BentleyCapitalCorp.com has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon BentleyCapitalCorp.com's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

                            EXECUTIVE COMPENSATION

  No officer or director has received any remuneration from BentleyCapitalCorp.com. Although there is no current plan in existence, it is possible that BentleyCapitalCorp.com will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of BentleyCapitalCorp.com's business plan. BentleyCapitalCorp.com has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. BentleyCapitalCorp.com has no employment contract or compensatory plan or arrangement with any executive officer of BentleyCapitalCorp.com. The director currently does not receive any cash compensation from BentleyCapitalCorp.com for his service as a member of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."

                          BENTLEYCAPITALCORP.COM INC.
                         (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
   Independent Auditor's Report............................................ F-1


   Balance Sheet........................................................... F-2


   Statement of Operations................................................. F-3


   Statement of Cash Flows................................................. F-4


   Statement of Stockholders' Equity....................................... F-5


   Notes to the Financial Statements....................................... F-6

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Bentleycapitalcorp.com Inc.
(A Development Stage Company)

  We have audited the accompanying balance sheet of Bentleycapitalcorp.com Inc. (A Development Stage Company) as of March 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the period from March 14, 2000 (Date of Inception) to March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Bentleycapitalcorp.com Inc. (A Development Stage Company), as of March 31, 2000, and the results of its operations and its cash flows for the period from March 14, 2000 (Date of Inception) to March 31, 2000, in conformity with U.S. generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or conducted any operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Elliott Tulk Pryce Anderson

                                          CHARTERED ACCOUNTANTS

Vancouver, Canada
March 31, 2000

                          BENTLEYCAPITALCORP.COM INC.
                         (A Development Stage Company)

                                 BALANCE SHEET

                          (expressed in U.S. dollars)

                                                                     March 31,
                                                                       2000
                                                                     ---------
                                ASSETS
                                ------
   License (Notes 3 and 4)..........................................  $35,000
                                                                      =======
                 LIABILITIES AND STOCKHOLDERS' EQUITY
                 ------------------------------------
   Current Liabilities
     Note payable (Note 4)..........................................  $28,000
                                                                      -------
   Stockholders' Equity
     Common Stock, 100,000,000 common shares authorized with a par value of $.0001; 20,000,000 preferred shares with a par value
      of $.0001; 1,500,000 common shares issued and outstanding.....      150
     Additional Paid in Capital.....................................   14,850
     Preferred Stock, 20,000,000 preferred shares authorized with a
      par value of $.0001; none issued..............................      --
     Deficit Accumulated During the Development Stage...............   (8,000)
                                                                      -------
                                                                        7,000
                                                                      -------
                                                                      $35,000
                                                                      =======
   Contingent Liability (Note 1)
   Commitment (Note 3)



   (The accompanying notes are an integral part of the financial statements)

                          BENTLEYCAPITALCORP.COM INC.
                         (A Development Stage Company)

                            STATEMENT OF OPERATIONS

                          (expressed in U.S. dollars)


                                                             From March 14, 2000
                                                             (Date of Inception)
                                                              to March 31, 2000
                                                             -------------------
     Revenue................................................       $   --
                                                                   -------
     Expenses
       Legal................................................         8,000
                                                                   -------
     Net Loss...............................................       $(8,000)
                                                                   =======



   (The accompanying notes are an integral part of the financial statements)

                          BENTLEYCAPITALCORP.COM INC.
                         (A Development Stage Company)

                            STATEMENT OF CASH FLOWS

                          (expressed in U.S. dollars)

                                                            From March 14, 2000
                                                            (Date of Inception)
                                                             to March 31, 2000
                                                            -------------------
Cash Flows to Operating Activities:
  Net loss.................................................       $(8,000)
  Non-cash item............................................
    Note payable...........................................         8,000
                                                                  -------
Net Cash Used by Operating Activities......................           --
                                                                  -------
Change in cash.............................................           --
Cash--beginning of period..................................           --
                                                                  -------
Cash--end of period........................................           --
                                                                  =======
Non-Cash Financing Activities:
  A total of 1,500,000 shares were issued to a director at
   a fair market value of $0.01 per share for the
   acquisition of a License (Notes 3 and 5)................        15,000
  A note payable was issued to a director for the
   acquisition of a License (Notes 3 and 5)................        20,000
                                                                  -------
                                                                  $35,000
                                                                  =======
Supplemental Disclosures
  Interest paid............................................           --
  Income tax paid..........................................           --

                          BENTLEYCAPITALCORP.COM INC.
                         (A Development Stage Company)

                       STATEMENT OF STOCKHOLDERS' EQUITY
           From March 14, 2000 (Date of Inception) to March 31, 2000

                          (expressed in U.S. dollars)

                                                                      Deficit
                                                                    Accumulated
                                  Common Stock   Additional         During the
                                ----------------  Paid-in           Development
                                 Shares   Amount  Capital    Total     Stage
                                --------- ------ ---------- ------- -----------
   Balance--March 14, 2000
    (Date of Inception).......        --  $ --    $   --    $   --    $   --
     Stock issued for a
      license at a fair market
      value of $0.01 share....  1,500,000   150    14,850    15,000       --
     Net loss for the period..        --    --        --        --     (8,000)
                                --------- -----   -------   -------   -------
   Balance--March 31, 2000....  1,500,000 $ 150   $14,850   $15,000   $(8,000)
                                ========= =====   =======   =======   =======



   (The accompanying notes are an integral part of the financial statements)

                          BENTLEYCAPITALCORP.COM INC.
                         (A Development Stage Company)

                       NOTES TO THE FINANCIAL STATEMENTS

                          (expressed in U.S. dollars)

1. DEVELOPMENT STAGE COMPANY

  BentleyCapitalCorp.com Inc. herein (the "Company") was incorporated in the State of Washington, U.S.A. on March 14, 2000. The Company acquired a license to market and distribute vitamins, minerals, nutritional supplements, and other health and fitness products in which the grantor of the license offers these products for sale from various suppliers on their Web Site.

  The Company is in the development stage.

  In a development stage company, management devotes most of its activities in developing a market for its products. Planned principal activities have not yet begun. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or attain profitable operations. There is no guarantee that the Company will be able to raise any equity financing or sell any of its products at a profit. There is substantial doubt regarding the Company's ability to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a)  Year end

    The Company's fiscal year end is December 31.

  (b)  License

    The cost to acquire a license is capitalized as incurred. These costs will be amortized on a straight-line basis over the next twelve months, commencing April 1, 2000.

  (c)  Cash and Cash Equivalents

    The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

  (d)  Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

3. LICENSE

  The Company's only asset is a license to market vitamins, minerals, nutritional supplements and other health and fitness products through the Grantor's Web Site. The Company desires to market these products to medical practitioners, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness practitioners, school and other fund raising programs and other similar types of customers in the Province of Ontario, Canada. The license was acquired on March 20, 2000 for a term of three years. The Company must pay an annual fee of $500 for maintenance of the Grantor's Web Site commencing on the anniversary date. The Grantor of the license retains 50% of the profits.

  The Company paid total consideration of $35,000 for the license being 1,500,000 common shares and a note payable of $20,000.

                          BENTLEYCAPITALCORP.COM INC.
                         (A Development Stage Company)

                NOTES TO THE FINANCIAL STATEMENTS--(Continued)

                          (expressed in U.S. dollars)


4. NOTE PAYABLE

  The note payable is unsecured, non-interest bearing and has no specific terms of repayment.

5. RELATED PARTY TRANSACTION

  The License referred to in Note 3 was assigned to the Company by the sole director and President of the Company for consideration of 1,500,000 shares having a fair market value of $15,000 and a note payable of $20,000.

  The Grantor of the License is not related to the Company.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                    ON ACCOUNTING AND FINANCIAL DISCLOSURE

  None.

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

  BentleyCapitalCorp.com's Articles of Incorporation provide that it must indemnify its directors and officers to the fullest extent permitted under Washington law against all liabilities incurred by reason of the fact that the person is or was a director or officer of BentleyCapitalCorp.com or a fiduciary of an employee benefit plan, or is or was serving at the request of BentleyCapitalCorp.com as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

  The effect of these provisions is potentially to indemnify BentleyCapitalCorp.com's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with BentleyCapitalCorp.com. Pursuant to Washington law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

  The bylaws of BentleyCapitalCorp.com, filed as Exhibit 3.2, provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of BentleyCapitalCorp.com, absent a finding of negligence or misconduct in office. BentleyCapitalCorp.com's Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not BentleyCapitalCorp.com has the power to indemnify such person against liability for any of those acts.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The securities are being registered for the account of selling shareholders, and all of the following expenses will be borne by such shareholders. The amounts set forth are estimates except for the SEC registration fee:

                                                                       Amount to
                                                                        be Paid
                                                                       ---------
       SEC registration fee...........................................  $    35
       Printing and engraving expenses................................      --
       Attorneys' fees and expenses...................................    8,000
       Accountants' fees and expenses.................................    1,500
       Transfer agent's and registrar's fees and expenses.............      500
       Miscellaneous..................................................      965
                                                                        -------
       Total..........................................................  $11,000
                                                                        =======

  The Registrant will bear all expenses shown above.

                    RECENT SALES OF UNREGISTERED SECURITIES

  Set forth below is information regarding the issuance and sales of BentleyCapitalCorp.com's securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

On March 20, 2000, BentleyCapitalCorp.com issued 1,500,000 shares of common stock to Michael Kirsh in compensation, along with a promissory note for $28,000, for the license of Vitamineralherb.com rights. The issuance of the shares was exempt from registration under Rule 506 of Regulation D, and sections 3(b) and 4(2) of the Securities Act of 1933, as amended, due to Mr. Kirsh's status as the founder and initial management of BentleyCapitalCorp.com, and his status as an accredited investor, and the limited number of investors (one).

                                   EXHIBITS

  The following exhibits are filed as part of this Registration Statement:

           Exhibit
           Number  Description
           ------- -----------
             3.1   Articles of Incorporation
             3.2   Bylaws
             4.1   Specimen Stock Certificate
             4.2   Stock Subscription Agreement
             5.1   Opinion re: legality
            10.1   License Agreement
            10.2   Assignment of License Agreement
            10.3   Promissory Note
            23.1   Consent of Independent Auditors
            23.2   Consent of Counsel (see Exhibit 5.1)
            27.1   Financial Data Schedule

                                 UNDERTAKINGS

  The Registrant hereby undertakes that it will:

    (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

        (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

      (iii) Include any additional or changed material information on the plan of distribution.

    (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

    (4) Provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (5) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

    (6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide Offering of those securities.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on March 31, 2000.

                                          BentleyCapitalCorp.com Inc.

                                                   /s/ Michael Kirsh
                                          By: _________________________________
                                                       Michael Kirsh
                                                         President

  In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

              Signature                          Title                   Date
              ---------                          -----                   ----


        /s/ Michael Kirsh              President, Secretary,        March 31, 2000
______________________________________  Treasurer, and Director
            Michael Kirsh